                                                                    Exhibit 99.1






                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                       JUNE 30, 2001 AND DECEMBER 31, 2000


                                                             JUN 30     DEC 31
                                                              2001       2000
                                                            ---------  --------
                                                              ($000 Omitted)

Investments, at market, partially restricted:
    Short-term investments                                     52,815     53,748
    U. S. Treasury and agency obligations                      20,320     22,661
    Municipal bonds                                           135,064    134,894
    Mortgage-backed securities                                 14,470     16,047
    Corporate bonds                                            82,801     78,683
    Equity securities                                           5,958      6,107
                                                            ---------   --------

      TOTAL  INVESTMENTS                                      311,428    312,140
                                                            =========   ========







NOTE: The total appears as the sum of three amounts on the condensed consolidated balance sheets presented on page 2: (1) 'short-term investments',
(2) 'investments - statutory reserve funds' and (3) 'investments - other'.